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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Bowater Incorporated:

     We consent to the use of our report dated February 6, 1998, except as to
Note 2, which is as of March 9, 1998, on the consolidated financial statements of Bowater Incorporated as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

Greenville, South Carolina
June 26, 1998